Investor Relations
John Wright
Director, Investor Relations
(952) 887-8865, invest@toro.com

Media Relations
Branden Happel
Manager, Public Relations
(952) 887-8930, pr@toro.com

For Immediate Release

Toro Increases Full-Year Guidance Based on Preliminary Second Quarter Results

BLOOMINGTON, Minn. (May 10, 2010) – The Toro Company (NYSE: TTC) today announced that its second quarter results are expected to exceed prior guidance. The company now expects year-to-date revenue growth of about 6% and second quarter earnings per share to be approximately $1.30 to $1.35, up from its previous guidance of about $1.15 per share. Final results remain subject to the regular quarterly review process. Given this strong second quarter performance, Toro now anticipates earnings for fiscal 2010 to be about $2.40 per share on a revenue increase of about 7%. The company’s prior guidance for fiscal 2010 was about $2.15 on revenues comparable to fiscal 2009.

“We have experienced a strong start to the spring selling season and the second quarter exceeded our expectations,” stated Michael J. Hoffman, Toro’s chairman and chief executive officer. “Our performance reflects solid end user demand, including for our innovative new products. We have also benefited from gross margin improvement, disciplined spending and a leaner cost structure. Additionally, the fundamentals of our business have improved and we are working diligently to align production with increased demand. We look forward to discussing our actual results on the upcoming second quarter earnings call scheduled for May 20, 2010.”

The Toro Company is a leading worldwide provider of outdoor maintenance equipment and beautification products to help customers care for golf courses, sports fields, public green spaces, commercial and residential properties, and agricultural fields.

LIVE CONFERENCE CALL
May 20, 10:00 a.m. CST
www.thetorocompany.com/invest

The Toro Company will conduct a conference call and webcast for investors beginning at 10:00 a.m. Central Daylight Time (CDT) on May 20, 2010.  The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Safe Harbor
Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties that may affect the company’s operating results or overall financial position at the present include: slow or negative growth rates in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; drug cartel-related violence, which may disrupt our production activities and maquiladora operations based in Juarez, Mexico; fluctuations in the cost and availability of raw materials, including steel, resins and other commodities; fluctuating fuel and other costs of transportation; the impact of abnormal weather patterns, natural disasters and global pandemics; the level of growth or contraction in our markets, including the golf market; government and municipal revenue, budget and spending levels, which may negatively impact our grounds maintenance equipment business in the event of reduced tax revenues and tighter government budgets; dependence on The Home Depot as a customer for the residential segment; elimination of shelf space for our products at retailers; inventory adjustments or changes in purchasing patterns by our customers; market acceptance of existing and new products; increased competition; our ability to achieve the profitability goal for our one-year initiative called “5 in ONE, Back on Course!” which is intended to improve our after-tax return on sales; our increased dependence on international sales and the risks attendant to international operations; credit availability and terms, interest rates and currency movements including, in particular, our exposure to foreign currency risk; our relationships with our distribution channel partners, including the financial viability of distributors and dealers; our ability to successfully achieve our plans for and integrate acquisitions and manage alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; unforeseen product quality or other problems in the development, production and usage of new and existing products; loss of or changes in executive management or key employees; ability of management to manage around unplanned events; our reliance on our intellectual property rights and the absence of infringement of the intellectual property rights of others;  the occurrence of litigation or claims, including the previously disclosed pending settlement of the litigation against the company and other defendants that challenges the horsepower ratings of lawnmowers, of which, if the settlement does not become final, the company is currently unable to assess whether the litigation would have a material adverse effect on the company’s annual consolidated operating results or financial condition, although an adverse result might be material to operating results in a particular reporting period.  In addition to the factors set forth in this paragraph, market, economic, financial, competitive, legislative, governmental, weather, production and other factors identified in Toro's quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this release.

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